Exhibit (d)(4)

Schedule A

to the

Sub-Advisory Agreement
between

SEI Investments Management Corporation
and

SSGA Funds Management, Inc.

As of September 15, 2014, as amended September 25, 2020

Adviser Managed Trust

Tactical Offensive Equity Fund

Tactical Offensive Core Fixed Income Fund

Tactical Offensive Enhanced Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation SSGA Funds Management, Inc.

By:	By:

/s/ Stephen MacRae	/s/ Ellen M. Needham

Name:	Name:

Stephen MacRae	Ellen M. Needham

Title:	Title:

Vice President	President

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
SSGA Funds Management, Inc.

As of September 15, 2014, as amended September 25, 2020

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Adviser Managed Trust

Tactical Offensive Equity Fund

U.S. Large Cap Equity Mandate	[REDACTED]

U.S. Small/Mid Cap Equity Mandate	[REDACTED]

Developed Foreign Market Mandate	[REDACTED]

Emerging Market Equity Mandate	[REDACTED]

Tactical Offensive CoreFixed Income Fund

U.S. Investment Grade Mandate	[REDACTED]

Tactical Offensive Enhanced Fixed Income Fund

High Yield Mandate	[REDACTED]

Emerging Market Fixed Income Mandate	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation SSGA Funds Management, Inc.

By:	By:

/s/ Stephen MacRae	/s/ Ellen M. Needham

Name:	Name:

Stephen MacRae	Ellen M. Needham

Title:	Title:

Vice President	President

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